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               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

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                          FORM 8-A/A

                        AMENDMENT NO. 2

        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                Pursuant to Section 12(b) or (g)
             of the Securities Exchange Act of 1934

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                       EOG RESOURCES, INC.
     (Exact Name of Registrant as Specified in its Charter)

           Delaware                         47-0684736
 (State or Other Jurisdiction             (IRS Employer
      of Incorporation or             Identification Number)
         Organization)

        333 Clay Street
          Suite 4200                        77002-4103
        Houston, Texas
(Address of Principal Executive             (Zip Code)
           Offices)



If this form relates to the           If this form relates to the
registration of a class of            registration of a class of
securities pursuant to Section        securities pursuant to Section
12(b) of the Exchange Act and         12(g) of the Exchange Act and
is effective pursuant to              is effective pursuant to
General Instruction A.(c),            General Instruction A.(d),
please check the following box [X].   please check the following box [ ].


Securities Act registration statement file number to which this form relates: _____________
              (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

 Title of Each Class to be so     Name of Each Exchange on Which
           Registered             Each Class is to be Registered
-------------------------------   ------------------------------
Preferred Share Purchase Rights      New York Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:

                              None
                      (Title of Each Class)



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


     The undersigned registrant hereby amends its registration statement on Form 8-A filed with the Securities and Exchange
Commission on February 18, 2000, as follows:

     Item 1. Amended and Restated Description of Securities to be Registered.

     On December 20, 2001, EOG Resources, Inc., a Delaware corporation (the "Company"), and First Chicago Trust Company of New York (the "Rights Agent") entered into an amendment (the "Amendment") to the Rights Agreement, dated as of February 14, 2000, between the Company and the Rights Agent (as heretofore amended, the "Rights Agreement").

     The Amendment amends Section 21 of the Rights Agreement to require that any successor Rights Agent be either a corporation or a trust company organized under the laws of the United States or of any state of the United States, having, either individually or combined with an affiliate, a combined capital and surplus at the time of appointment as Rights Agent of at least $100 million dollars.

     The foregoing description is qualified in its entirety by reference to the Rights Agreement and the Amendment which are incorporated herein by reference.

     By letter dated December 13, 2001, the Rights Agent gave 30 days written notice to the Company that the Rights Agent was resigning as Rights Agent under the Rights Agreement. By letter dated December 20, 2001, the Company appointed EquiServe Trust Company, N.A., as successor Rights Agent (the "Successor Rights Agent"). The address of the Successor Rights Agent is 525 Washington Blvd., Jersey City, NJ 07310, Attention: Corporate Actions Administrator.

     Item 2.   Exhibits.

     1 Rights Agreement, dated as of February 14, 2000, between EOG Resources, Inc. and First Chicago Trust Company of New York, as rights agent (incorporated herein by reference to Exhibit 1 to the Company's report on Form 8-K filed February 18, 2000).

     2    Amendment, dated as of December 13, 2001, to the Rights
          Agreement, dated as of February 14, 2000, between EOG Resources, Inc. and First Chicago Trust Company of New York, as rights agent (incorporated herein by reference to Exhibit 1 to the Company's report on Form 8-K filed December 14, 2001).

     3 Letter dated December 13, 2001, from First Chicago Trust Company of New York to EOG Resources, Inc. resigning as rights agent effective January 12, 2002.

     4    Amendment, dated as of December 20, 2001, to the Rights
          Agreement, dated as of February 14, 2000, between EOG Resources, Inc. and First Chicago Trust Company of New York, as rights agent.

     5 Letter dated December 20, 2001, from EOG Resources, Inc. to EquiServe Trust Company, N.A. appointing EquiServe Trust Company, N.A. as successor rights agent.

                            SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                 EOG RESOURCES, INC.



Dated:  February 6, 2002         By:     /s/ DAVID R. LOONEY
                                    ------------------------------
                                    Name: David R. Looney
                                    Title:  Vice President, Finance

                          EXHIBIT INDEX

1    Rights Agreement, dated as of February 14, 2000, between EOG
     Resources, Inc. and First Chicago Trust Company of New York
     (incorporated herein by reference to Exhibit 1 to the Company's report on Form 8-K filed February 18, 2000).

2    Amendment, dated as of December 13, 2001, to the Rights
     Agreement, dated as of February 14, 2000, between EOG Resources, Inc. and First Chicago Trust Company of New York, as rights agent (incorporated herein by reference to Exhibit 1 to the Company's report on Form 8-K filed December 14, 2001).

3    Letter dated December 13, 2001, from First Chicago Trust
     Company of New York to EOG Resources, Inc. resigning as rights agent effective January 12, 2002.

4    Amendment, dated as of December 20, 2001, to the Rights
     Agreement, dated as of February 14, 2000, between EOG Resources, Inc. and First Chicago Trust Company of New York, as rights agent.

5    Letter dated December 20, 2001, from EOG Resources, Inc. to
     EquiServe Trust Company, N.A. appointing EquiServe Trust Company, N.A. as successor rights agent.